Exhibit 20.3
Page 1 of 3

                    Navistar Financial 1996 - B Owner Trust
                          For the Month of May, 1999
                      Distribution Date of June 21, 1999
                           Servicer Certificate #32

Original Pool Amount                                      $486,507,362.75

Beginning Pool Balance                                    $119,977,701.12
Beginning Pool Factor                                           0.2466102

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)     $8,329,830.29
     Interest Collected                                       $909,415.29

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds / Recoveries                        $224,790.10
Total Additional Deposits                                     $224,790.10

Repos / Chargeoffs                                            $165,900.72
Aggregate Number of Notes Charged Off                                  87

Total Available Funds                                       $9,464,035.68

Ending Pool Balance                                       $111,481,970.11
Ending Pool Factor                                              0.2291475

Servicing Fee                                                  $99,981.42

Repayment of Servicer Advances                                      $0.00

Reserve Account:
     Beginning Balance  (see Memo Item)                     $9,996,140.01
     Target Percentage                                               2.50%
     Target Balance                                         $2,787,049.25
     Minimum Balance                                        $9,730,147.26
     (Release) / Deposit                                     ($265,992.75)
     Ending Balance                                         $9,730,147.26

Current Weighted Average APR:                                       9.694%
Current Weighted Average Remaining Term (months):                   22.22

Delinquencies                                           Dollars         Notes
     Installments:              1 - 30 days          $1,534,772.96      1,024
                                31 - 60 days           $403,740.51        325
                                60+  days              $113,868.60         75

     Total:                                          $2,052,382.07      1,051

     Balances:                  60+  days            $1,173,711.85         75

Memo Item - Reserve Account
     Prior Month                                     $9,730,147.26
+    Invest. Income                                     $38,001.44
+    Excess Serv.                                      $227,991.31
+    Transfer (to) / from Collections Account                $0.00
     Beginning Balance                               $9,996,140.01

Exhibit 20.3
Page 2 of 3

Navistar Financial 1996 - B Owner Trust
For the Month of May 1999

                                                                    NOTES
                                                                                                     CLASS B          CLASS C
                                     TOTAL        CLASS A - 1      CLASS A - 2      CLASS A - 2    CERTIFICATES     CERTIFICATES
                               $486,507,362.75  $106,500,000.00  $111,900,000.00  $236,500,000.00  $17,028,000.00  $14,579,362.75
Original Pool Amount
Distributions:
     Distribution Percentages                             0.00%            0.00%           93.50%           3.50%           3.00%
     Coupon                                              5.490%           5.930%           6.330%          6.500%          7.450%

Beginning Pool Balance         $119,977,701.12
Ending Pool Balance            $111,481,970.11

Collected Principal              $8,329,830.29
Collected Interest                 $909,415.29
Charge - Offs                      $165,900.72
Liquidation Proceeds / Recoveries  $224,790.10
Servicing                           $99,981.42
Cash Transfer from Reserve Account       $0.00
Total Collections Available
  for Debt Service               $9,364,054.26

Beginning Balance              $119,977,701.1             $0.00            $0.00  $105,272,266.38   $7,926,951.69   $6,778,483.05

Interest Due                       $640,331.94            $0.00            $0.00      $555,311.21      $42,937.65      $42,083.08
Interest Paid                      $640,331.94            $0.00            $0.00      $555,311.21      $42,937.65      $42,083.08
Principal Due                    $8,495,731.01            $0.00            $0.00    $7,943,508.49     $297,350.59     $254,871.93
Principal Paid                   $8,495,731.01            $0.00            $0.00    $7,943,508.49     $297,350.59     $254,871.93

Ending Balance                 $111,481,970.11            $0.00            $0.00   $97,328,757.89   $7,629,601.10   $6,523,611.12
Note / Certificate Pool Factor                           0.0000           0.0000           0.4115          0.4481          0.4475
   (Ending Balance / Original Pool Amount)
Total Distributions              $9,136,062.95            $0.00            $0.00    $8,498,819.70     $340,288.24     $296,955.01

Interest Shortfall                       $0.00            $0.00            $0.00            $0.00           $0.00           $0.00
Principal Shortfall                      $0.00            $0.00            $0.00            $0.00           $0.00           $0.00
     Total Shortfall                     $0.00            $0.00            $0.00            $0.00           $0.00           $0.00
      (required from Reserve)
Excess Servicing                   $227,991.31
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance   $9,996,140.01
(Release) / Draw                  ($265,992.75)
Ending Reserve Acct Balance      $9,730,147.26

Exhibit 20.3
Page 3 of 3

Navistar Financial 1996 - B Owner Trust
For the Month of May 1999


Trigger Events:
A)  Loss Trigger - Reserve Account Balance
    Loss Trigger - Certificate Lockout Event
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                   6                5                4               3                    2             1
                                Dec-98           Jan-99           Feb-99          Mar-99               Apr-99        May-99
Beginning Pool Balance     $162,309,561.84  $151,886,233.62  $143,821,999.66  $135,566,847.40  $127,122,482.70  $119,977,701.12

A)  Loss Trigger:
    Principal of Contracts
      Charged Off              $315,828.47      $107,497.16      $133,022.68       $63,701.45      $217,277.61      $165,900.72
    Recoveries                  $93,295.92      $209,822.28      $127,798.03      $273,438.63      $139,965.27      $224,790.10

Loss Trigger - Reserve Account Balance                                   Loss Trigger - Certificate Lockout Event
  Total Charged Off (Months 5, 4, 3)            $304,221.29                Total Charged off (Months 1 - 6)       $1,003,228.09
  Total Recoveries (Months 3, 2, 1)             $638,194.00                Total Recoveries (Months 1 - 6)        $1,069,110.23
  Net Loss / (Recoveries) for 3 Mos            ($333,972.71)(a)            Net Loss/(Recoveries) for 6 Mos.         ($65,882.14)(c)

  Total Balance (Months 5, 4, 3)            $431,275,080.68(b)             Total Balance (Months 1 - 6)         $840,684,826.34(d)

  Loss Ratio Annualized  [(a/b) * (12)]            -0.9293%                Loss Ratio Annualized [(c/d) (12)]         -0.09404%

  Trigger:  Is Ratio > 1.5%                              No                Trigger:  Is Ratio > 6.0%                         No

                                                                                  Mar-99               Apr-99        May-99
B)   Delinquency Trigger:                                                       $1,407,993.00    $1,288,033.93    $1,173,711.85
     Balance delinquency 60+ days                                                    1.03860%         1.01322%         0.97827%
     As % of Beginning Pool Balance                                                  1.37589%         1.16090%         1.01003%
     Three Month Average

Trigger:  Is Average > 2.0%                              No

C)   Noteholders Percent Trigger:                   2.0000%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                              No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer